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                       Agere Systems Inc. Severance Policy

                                                                   EXHIBIT 10.11

Eligibility  *  Agere Officer status
             * Participation for new officers is contingent upon Board/CEO approval
             * Company initiated termination, other than for "Cause" as defined on page 2
             * Contingent upon signing the standard, Agere Release Agreement (including non-compete, non-solicitation provisions)

             * All payments and benefits listed below will be offset by any individually negotiated or legally required arrangement

Leave of     *  24 months of base salary and target bonus
Absence      *  Base salary will be paid monthly. Target bonus will be paid
Payment         annually in December. Both payments are benefits bearing.

Equity       STOCK OPTIONS
             * Options continue vesting as scheduled during the 24 month period.
             * At end of the 24 month period, your employment will end and options will follow normal termination provisions:
                - Pension eligible -- Keep vested remainder of term; unvested options cancel
                - Not Pension eligible-90 days to exercise vested; unvested options cancel

             RESTRICTED STOCK
             * Restricted stock continues vesting as scheduled during the 24 month period.

             ESPP
             *  Your participation will continue through payroll deductions.

Retirement   SERVICE PENSION
Benefits     Retirement eligible: Your severance pay will count towards your pension. Pension payments begin after termination of this arrangement.

             Not retirement eligible: Deferred vested employees can elect to begin payment at the termination of this arrangement. The severance period can be used to accrue service/age toward achieving pension eligibility.

             CASH BALANCE PENSION
             * Severance pay will count towards the cash balance plan. The cash balance is payable at the end of the 24 month period or later at employee election.

             401(k)
             *  Payroll deductions continue

Health and   *  Medical, Dental, Disability, Life Insurance, Car Allowance,
Welfare         Financial Counseling benefits continue the same as actively
Benefits        employed Officers.

             * Company credit cards, home office equipment, voice mail and e-mail will be cancelled at the beginning of the 24 month period.

Termination  *  In the event you need to terminate this arrangement during the
Provisions      24 month leave period for any reason (including conflict with another employer), the Company may approve the payment of the remaining amount of base salary and target bonus in a lump sum.
                The normal "voluntary" termination provisions for the stock and benefit plans will apply.


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                                                                         Page 2

                            Office Severance Policy

Change in    *  Upon or after a Change in Control (as defined in the 2001
Control         Long Term Incentive Plan or its successor plan as in effect
Provisions      immediately before the Change in Control) this policy will remain in effect.
             *  Upon or after a Change in Control (as defined in the 2001
                Long Term Incentive Plan or its successor plan as in effect immediately before the Change in Control), you will also be entitled to the benefits of this policy if you terminate your employment within three months of an event constituting Good
                Reason. Good Reason is defined as follows:

              (i) the assignment to you by the Board of Directors or another representative of the Company of duties which represent a material decrease in responsibility and are materially inconsistent with the duties associated with your position, any reduction in your job title, or a material negative change in the level of Officer to whom you report, or

              (ii) a material negative change in the terms and conditions of your employment, including a reduction by the Company of your annual base salary or a material decrease in your target opportunity for a Short Term Incentive Award.

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"CAUSE" IS DEFINED AS:

(i)     violation of Agere's code of conduct;

(ii) conviction of (including a plea of guilty or nolo contendere) of a felony or any crime of theft, dishonesty or moral turpitude, or

(iii) gross omission or gross dereliction of any statutory or common law duty of loyalty to Agere.